EXHIBIT 21.1


                    Subsidiaries of the Small Business Issuer
                    -----------------------------------------


Name                                               State of Incorporation
----                                               ----------------------

Braemar, Inc.                                          North Carolina

Carolina Medical, Inc.                                 Minnesota

Advanced Biosensor Inc.                                Delaware

Agility Centralized Research Services, Inc.            Minnesota